CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60999) pertaining to the Price Enterprises 1995 Combined Stock Grant and Stock Option Plan and the Price Enterprises Directors' 1995 Stock Option Plan of our report dated January 16, 1998, with respect to the financial statements and schedule of Price Enterprises, Inc. included in the Transition Report (Form 10-K) for the transition period from September 1, 1997 to December 31, 1997.

                                        /s/ ERNST & YOUNG LLP



San Diego, California
March 23, 1998